Exhibit 99.1

Ethan Allen Reports Results for Quarter Ended December 31, 2010

DANBURY, Conn.--(BUSINESS WIRE)--January 24, 2011--Ethan Allen Interiors Inc. (“Ethan Allen” or the “Company”) (NYSE:ETH) reported operating results for the three and six months ended December 31, 2010.

Mr. Farooq Kathwari, Chairman, President and CEO commenting on the results stated, “We are pleased with continued increases in revenues and profitability during the quarter ended December 31, 2010. With a sales increase of 21% and operating income of $10.5 million, we have benefited from the many initiatives we have taken to improve our marketing and operations. We also continue to maintain strong liquidity, ending the quarter with cash and securities of $85.6 million. Fiscal year to date, we have retired $6.9 million of our bonds and repurchased $5.4 million of our common stock. Later this year, we also expect to receive a federal tax refund of approximately $17 million.”

Three Months Ended December 31, 2010

Net sales for the quarter ended December 31, 2010 were $173.3 million, an increase of 21.0% compared with the prior year quarter. The Company’s Retail division net sales were $131.0 million, an increase of 22.3% from the prior year quarter. Written orders booked during the quarter by the Retail division were 5.7% greater than the prior year quarter including comparable design center orders which grew 10.7%.

Net income for the quarter ended December 31, 2010 was $14.7 million or $0.51 earnings per diluted share compared with a net loss the prior year of $3.3 million or a $0.12 loss per diluted share. Excluding special items in both periods, net income for the quarter ended December 31, 2010 was $5.6 million or $0.19 per diluted share compared with a net loss the prior year quarter of $1.6 million or $0.06 loss per diluted share.

Six Months Ended December 31, 2010

For the six months ended December 31, 2010, net sales were $338.2 million, up 21.0% from the prior year comparable period. Net income year to date was $18.6 million or $0.64 per diluted share compared with a year to date net loss of $16.9 million or $0.58 loss per diluted share the prior year. Excluding special items in both periods for the six months, current year earnings were $0.30 per diluted share compared with a net loss per diluted share of $0.25 the prior year.

Commenting on future prospects, Mr. Kathwari continued, “The ‘Great Recession’ has afforded us an opportunity to reinvent and restructure many aspects of our vertically integrated enterprise. While the economic recovery is still in the early stages, we remain cautiously optimistic and continue to take steps to grow our business. In our third quarter ending March 31, 2011, we plan to invest to increase our direct mail advertising by approximately 50% over the prior year. We look forward to discussing in greater detail our initiatives during our upcoming conference call.”

Analyst Conference Call

The Company will conduct a conference call at 11:00 AM (Eastern) on Tuesday, January 25th to discuss the financial results and our business initiatives. The live webcast and replay are accessible via the Company’s website at http://ethanallen.com/investors.

About Ethan Allen

Ethan Allen Interiors Inc. is a leading interior design company and manufacturer and retailer of quality home furnishings. The Company offers free interior design service to its clients and sells a full range of furniture products and decorative accessories through ethanallen.com and a network of approximately 280 Design Centers in the United States and abroad. Ethan Allen owns and operates seven manufacturing facilities in North America, including five manufacturing plants and one sawmill in the United States and one manufacturing plant in Mexico. Approximately seventy-five percent of its products are made in its United States plants. For more information on Ethan Allen’s products and services, visit ethanallen.com.

This press release should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended June 30, 2010 and other reports filed with the Securities and Exchange Commission. This press release and related discussions contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect management’s current expectations concerning future events and results of the Company, and are subject to various assumptions, risks and uncertainties. Accordingly, actual future events or results could differ materially from those contemplated by the forward-looking statements. The Company assumes no obligation to update or provide revision to any forward-looking statement at any time for any reason.

Ethan Allen Interiors Inc.
Selected Financial Information
Unaudited
(in thousands)

Selected Consolidated Financial Data:

	Three Months Ended		Six Months Ended
	12/31/10	12/31/09	12/31/10	12/31/09

Net sales	$173.3	$143.3	$338.2	$279.5
Gross margin	51.8%	48.2%	50.9%	45.6%
Operating margin	6.0%	-3.7%	4.7%	-7.6%
Operating margin (excluding special items*)	6.1%	-0.4%	5.0%	-2.6%
Net income (loss)	$14.7	($3.3)	$18.6	($16.9)
Net income (loss) (excluding special items* and unusual income tax effects)	$5.6	($1.6)	$8.7	($7.3)
Operating cash flow	$3.7	$3.9	$2.8	$20.8
Capital expenditures	$2.5	$2.8	$4.0	$5.3
Acquisitions	$0.2	$0.0	$0.2	$0.0
Treasury stock repurchases (settlement date basis)	$0.0	$0.0	$5.4	$0.0

EBITDA	$16.7	$1.1	$30.5	($1.7)
EBITDA as % of net sales	9.6%	0.8%	9.0%	-0.6%

EBITDA (excluding special items*)	$16.7	$5.8	$30.0	$5.7
EBITDA as % of net sales (excluding special items*)	9.6%	4.0%	8.9%	2.0%

Selected Financial Data by Business Segment:
	Three Months Ended		Six Months Ended
	12/31/10	12/31/09	12/31/10	12/31/09
Retail
Net sales	$131.0	$107.1	$252.0	$210.3
Operating margin	-0.9%	-9.1%	-2.2%	-10.1%
Operating margin (excluding special items*)	-0.9%	-8.1%	-2.1%	-9.2%

Wholesale
Net sales	$100.8	$84.5	$208.3	$165.8
Operating margin	9.8%	1.2%	10.5%	-2.2%
Operating margin (excluding special items*)	9.8%	5.4%	10.8%	5.2%

* Special items consist of restructuring, impairment, transition charges and other certain items.
Related tax effects are calculated using a normalized income tax rate.

Ethan Allen Interiors Inc.
Condensed Consolidated Income Statements
Unaudited
(in thousands)

	Three Months Ended		Six Months Ended
	12/31/10	12/31/09	12/31/10	12/31/09

Net sales	$173,345	$143,302	$338,186	$279,492
Cost of sales	83,484	74,278	165,944	152,159
Gross profit	89,861	69,024	172,242	127,333
Operating expenses:
Selling	40,068	36,286	79,395	72,220
General and administrative	39,259	37,244	76,702	74,895
Restructuring and impairment charge	59	777	284	1,589
Total operating expenses	79,386	74,307	156,381	148,704
Operating income (loss)	10,475	(5,283)	15,861	(21,371)
Interest and other income	1,168	1,020	4,325	1,817
Interest expense	2,902	2,978	5,876	5,959
Income (loss) before income taxes	8,741	(7,241)	14,310	(25,513)
Income tax expense (benefit)	(6,003)	(3,903)	(4,247)	(8,596)
Net income (loss)	$14,744	$(3,338)	$18,557	$(16,917)

Basic earnings per common share:
Net income (loss) per basic share	$0.51	$(0.12)	$0.65	$(0.58)
Basic weighted average shares outstanding	28,728	28,917	28,753	28,922

Diluted earnings per common share:
Net income (loss) per diluted share	$0.51	$(0.12)	$0.64	$(0.58)
Diluted weighted average shares outstanding	28,921	28,917	28,936	28,922

Ethan Allen Interiors Inc.
Condensed Consolidated Balance Sheets
Unaudited
(in thousands)

	December 31,	June 30,
	2010	2010

Assets
Current assets:
Cash and cash equivalents	$53,031	$73,852
Marketable securities	16,258	11,075
Accounts receivable, net	14,732	17,105
Inventories	137,045	134,040
Prepaid expenses & other current assets	35,939	23,620
Deferred income taxes	-	-
Total current assets	257,005	259,692

Property, plant and equipment, net	298,403	305,747
Intangible assets, net	45,128	45,128
Restricted cash and investments	16,306	17,318
Other assets	3,342	3,892

Total Assets	$620,184	$631,777

Liabilities and Shareholders' Equity
Current liabilities:
Current maturities of long-term debt	3,891	3,898
Customer deposits	39,633	52,605
Accounts payable	19,326	23,952
Accrued expenses & other current liabilities	62,789	65,287
Total current liabilities	125,639	145,742

Long-term debt	192,596	199,369
Other long-term liabilities	17,903	19,123
Deferred income taxes	11,939	9,084
Total liabilities	348,077	373,318

Shareholders' equity	272,107	258,459

Total Liabilities and Shareholders' Equity	$620,184	$631,777

Ethan Allen Interiors Inc.
GAAP Reconciliation
Three and Six Months Ended December 31, 2010 and 2009
Unaudited
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Net Income / Earnings Per Share
Net income (loss)	$14,744	$(3,338)	$18,557	$(16,917)
Special items net of related tax effects *	37	1,710	(341)	9,603
Unusual income tax impacts	(9,193)	-	(9,470)	-
Net income (loss) (excluding special items* and
unusual income tax impacts)	$5,588	$(1,628)	$8,746	$(7,314)
Basic weighted average shares outstanding	28,728	28,917	28,753	28,922
Earnings (loss) per basic share	$0.51	$(0.12)	$0.65	$(0.58)
Earnings (loss) per basic share (excluding special items*
and unusual income tax impacts)	$0.19	$(0.06)	$0.30	$(0.25)

Diluted weighted average shares outstanding	28,921	28,917	28,936	28,922
Earnings (loss) per diluted share	$0.51	$(0.12)	$0.64	$(0.58)
Earnings (loss) per diluted share (excluding special
items* and unusual income tax impacts)	$0.19	$(0.06)	$0.30	$(0.25)

Consolidated Operating Income / Operating Margin
Operating income (loss)	$10,475	$(5,283)	$15,861	$(21,371)
Add: special items *	59	4,677	963	13,995
Operating income (loss) (excluding special items*)	$10,534	$(606)	$16,824	$(7,376)

Net sales	$173,345	$143,302	$338,186	$279,492
Operating margin	6.0%	-3.7%	4.7%	-7.6%
Operating margin (excluding special items*)	6.1%	-0.4%	5.0%	-2.6%

Wholesale Operating Income / Operating Margin
Wholesale operating income (loss)	$9,884	$1,022	$21,823	$(3,638)
Add: special items	-	3,523	679	12,179
Wholesale operating income (excluding special items*)	$9,884	$4,545	$22,502	$8,541
Wholesale net sales	$100,793	$84,499	$208,348	$165,780
Wholesale operating margin	9.8%	1.2%	10.5%	-2.2%
Wholesale operating margin (excluding special items*)	9.8%	5.4%	10.8%	5.2%

Retail Operating Income / Operating Margin
Retail operating income (loss)	$(1,206)	$(9,792)	$(5,496)	$(21,141)
Add: special items	59	1,154	284	1,816
Retail operating income (loss) (excluding special items*)	$(1,147)	$(8,638)	$(5,212)	$(19,325)
Retail net sales	$131,014	$107,123	$252,037	$210,273
Retail operating margin	-0.9%	-9.1%	-2.2%	-10.1%
Retail operating margin (excluding special items*)	-0.9%	-8.1%	-2.1%	-9.2%

EBITDA
Net income (loss)	$14,744	$(3,338)	$18,557	$(16,917)
Add: interest expense (income), net	2,605	2,731	5,280	5,497
Add: income tax expense (benefit)	(6,003)	(3,903)	(4,247)	(8,596)
Add: depreciation and amortization (including
accelerated depreciation)	5,322	5,633	10,929	18,330
EBITDA	$16,668	$1,123	$30,519	$(1,686)
Net sales	$173,345	$143,302	$338,186	$279,492
EBITDA as % of net sales	9.6%	0.8%	9.0%	-0.6%

EBITDA	$16,668	$1,123	$30,519	$(1,686)
Add: special items*	59	4,677	(537)	7,365
Adjusted EBITDA	$16,727	$5,800	$29,982	$5,679
Net sales	$173,345	$143,302	$338,186	$279,492
Adjusted EBITDA as % of net sales	9.6%	4.0%	8.9%	2.0%

* Special items consist of restructuring, impairment, transition charges and certain other items.
Related tax effects are calculated using a normalized income tax rate.

CONTACT:
Ethan Allen Interiors Inc.
Investors/Media:
David R. Callen, 203-743-8305
Vice President Finance & Treasurer